Exhibit 99.1

Arvinas Reports First Quarter 2020 Financial Results and Provides a Corporate Update

NEW HAVEN, Conn. – April 28, 2020 – Arvinas, Inc. (Nasdaq: ARVN), a clinical-stage biotechnology company creating a new class of drugs based on targeted protein degradation, today reported financial results for the first quarter ended March 31, 2020 and provided a corporate update.

“Throughout the first quarter, we continued to execute our plan and have made steady progress in our clinical pipeline. We are excited to present updated clinical data from our Phase 1/2 dose escalation trial of ARV-110, as a potential treatment for men with metastatic castration-resistant prostate cancer (mCRPC), at the American Society of Clinical Oncology (ASCO) annual meeting this quarter. We look forward to further discussing the potential of ARV-110 in this vulnerable patient population,” said John Houston, Ph.D., President and Chief Executive Officer of Arvinas.

“As we move through the year, we remain committed to implementing a strategy that leverages our innovative PROTAC® protein degradation platform and continuing to invest in advancing our entire pipeline,” added Dr. Houston.

Anticipated Milestones and Expectations

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For the ARV-110 program, Arvinas expects to share updated data from the dose escalation portion of its Phase 1/2 clinical study in men with mCRPC in a presentation at the virtual ASCO annual meeting in the second quarter of 2020.

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For the ARV-471 program, which is being studied in patients with locally advanced or metastatic ER+/HER2- breast cancer, Arvinas expects to share data from the dose escalation portion of its Phase 1/2 clinical trial in the second half of 2020.

•	In the second half of 2020, Arvinas expects to provide information about the advancement of additional programs in its robust preclinical pipeline.

Financial Guidance

Based on its current operating plan, Arvinas expects its cash, cash equivalents, and marketable securities will be sufficient to fund its planned operating expenses and capital expenditures into 2022.

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Cash, Cash Equivalents, and Marketable Securities Position: As of March 31, 2020, cash, cash equivalents, and marketable securities were $262.8 million as compared with $280.9 million as of December 31, 2019. The decrease of $18.1 million primarily related to cash used to fund operations of $20.9 million and cash used to purchase fixed assets and leasehold improvements of $1.4 million, partially offset by receipts from collaborators of $4.0 million.

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Research and Development Expenses: Research and development expenses were $21.7 million for the quarter ended March 31, 2020 as compared with $14.2 million for the quarter ended March 31, 2019. The increase of $7.5 million in research and development expenses for the quarter primarily related to increasing investments in platform research, exploratory and lead optimization programs, our estrogen receptor (ER) clinical program and our androgen receptor (AR) clinical program.

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General and Administrative Expenses: General and administrative expenses were $7.9 million for the quarter ended March 31, 2020 as compared with $5.6 million for the quarter ended March 31, 2019. The increase of $2.3 million in general and administrative expenses for the quarter was primarily related to increases in personnel and facility-related costs.

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Revenue: Revenue was $6.2 million for the quarter ended March 31, 2020 as compared with $4.0 million for the quarter ended March 31, 2019. The increase of $2.2 million in revenue is primarily due to revenue related to the Bayer collaboration agreement, which was initiated in July 2019, and an increase in license and rights to technology fees and research and development activities related to the Pfizer collaboration agreement.

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Net Loss: Net loss was $21.7 million for the quarter ended March 31, 2020 as compared with $14.4 million for the quarter ended March 31, 2019. The increase of $7.3 million in net loss for the quarter primarily related to our increasing investments in platform research, exploratory and lead optimization programs, our ARV-471 clinical program, our ARV-110 clinical program, and increases in general and administrative personnel costs partially offset by an increase in revenue primarily related to the Bayer collaboration agreement that was initiated in July 2019 and an increase in license and rights to technology fees and research and development activities related to the Pfizer collaboration agreement.

About ARV-110

ARV-110 is an orally bioavailable PROTAC® protein degrader designed to selectively target and degrade the androgen receptor (AR). ARV-110 is being developed as a potential treatment for men with metastatic castration-resistant prostate cancer (mCRPC).

ARV-110 has demonstrated activity in preclinical models of AR mutation or overexpression, both common mechanisms of resistance to currently available AR-targeted therapies.

About ARV-471

ARV-471 is an orally bioavailable PROTAC® protein degrader designed to specifically target and degrade the estrogen receptor (ER) for the treatment of patients with locally advanced or metastatic ER+/HER2- breast cancer.

In preclinical studies, ARV-471 demonstrated near-complete ER degradation in tumor cells, induced robust tumor shrinkage when dosed as a single agent in multiple ER-driven xenograft models, and showed superior anti-tumor activity when compared to a standard of care agent, fulvestrant, both as a single agent and in combination with a CDK4/6 inhibitor.

About Arvinas

Arvinas is a clinical-stage biopharmaceutical company dedicated to improving the lives of patients suffering from debilitating and life-threatening diseases through the discovery, development, and commercialization of therapies that degrade disease-causing proteins. Arvinas uses its proprietary technology platform to engineer proteolysis targeting chimeras, or PROTAC® targeted protein degraders, that are designed to harness the body’s own natural protein disposal system to selectively and efficiently degrade and remove disease-causing proteins. The company has two clinical-stage programs: ARV-110 for the treatment of patients with metastatic castrate-resistant prostate cancer; and ARV-471 for the treatment of patients with locally advanced or metastatic ER+/HER2- breast cancer. For more information, visit www.arvinas.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding the development and regulatory status of our product candidates, the plans for our ongoing Phase 1/2 clinical trials for ARV-110 and ARV-471, the plans for presentation of data from our clinical trials for ARV-110 and ARV-471, the potential advantages and therapeutic potential of our product candidates and the sufficiency of cash resources. All statements, other than statements of historical facts, contained in this press release, including statements regarding our strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of various risks and uncertainties, including but not limited to: whether we will be able to successfully conduct Phase 1/2 clinical trials for ARV-110 and ARV-471, complete our clinical trials for our product candidates, and receive results from our clinical trials on our expected timelines, or at all, whether our cash resources will be sufficient to fund our foreseeable and unforeseeable operating expenses and capital expenditure requirements, our expected timeline and other important factors discussed in the “Risk Factors” sections contained in our quarterly and annual reports on file with the Securities and Exchange Commission. The forward-looking statements contained in this press release reflect our current views with respect to future events, and we assume no obligation to update any forward-looking statements except as required by applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this release.

Arvinas, Inc.

Consolidated Statement of Operations (Unaudited)

	For the Three Months Ended March 31,
	2020	2019
Revenue	$6,239,628	$4,016,489
Operating expenses:
Research and development	21,726,686	14,190,359
General and administrative	7,925,005	5,640,629

Total operating expenses	29,651,691	19,830,988

Income (loss) from operations	(23,412,063)	(15,814,499)
Other income (expenses)
Other income, net	390,009	243,122
Interest income	1,299,133	1,190,523
Interest expense	(16,250)	(23,638)

Total other income	1,672,892	1,410,007

Net loss	(21,739,171)	(14,404,492)

Net loss per common share, basic and diluted	$(0.56)	$(0.46)

Weighted average common shares outstanding, basic and diluted	38,548,483	31,325,516

Arvinas, Inc.

Consolidated Balance Sheet (Unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$36,106,323	$9,211,057
Marketable securities	226,728,165	271,661,456
Other receivables	3,878,438	6,280,828
Prepaid expenses and other current assets	3,482,238	3,727,294

Total current assets	270,195,164	290,880,635
Property, equipment and leasehold improvements, net	9,575,768	8,455,411
Operating lease right of use assets	2,650,090	2,278,623
Other assets	28,777	26,757

Total assets	$282,449,799	$301,641,426

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,020,794	$4,556,827
Accrued expenses	6,783,724	7,602,904
Deferred revenue	22,464,819	19,979,525
Current portion of operating lease liability	899,653	673,896

Total current liabilities	33,168,990	32,813,152
Deferred revenue	33,730,795	38,427,882
Long term debt	2,000,000	2,000,000
Operating lease liability	1,842,901	1,714,111

Total liabilities	70,742,686	74,955,145

Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 38,672,433 and 38,461,353 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	38,672	38,461
Accumulated deficit	(394,296,017)	(372,556,846)
Additional paid-in capital	606,567,072	599,097,090
Accumulated other comprehensive income (loss)	(602,614)	107,576

Total stockholders’ equity	211,707,113	226,686,281

Total liabilities and stockholders’ equity	$282,449,799	$301,641,426

Contacts for Arvinas

Investors

Will O’Connor, Stern Investor Relations

ir@arvinas.com

Media

Cory Tromblee, ScientPR

pr@arvinas.com

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